 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

Bank of Marin Bancorp
(Exact name of Registrant as specified in its charter)

California	001-33572	20-8859754
(State or other jurisdiction of incorporation)	(File number)	(I.R.S. Employer Identification No.)

504 Redwood Blvd., Suite 100, Novato, CA	94947
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code: (415) 763-4520

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On July 1, 2013, Bank of Marin Bancorp (“BMRC”) (NASDAQ: BMRC), the parent company of Bank of Marin, and NorCal Community Bancorp (“NorCal”), the parent company of Bank of Alameda, entered into an Agreement and Plan of Merger, pursuant to which NorCal will be acquired by BMRC through the merger of NorCal with and into BMRC.  As a result of the merger, the separate corporate existence of NorCal will cease and BMRC will continue as the surviving corporation.  The merger is expected to be completed in the fourth quarter of 2013, subject to approval of the merger by NorCal shareholders, receipt of required regulatory and other approvals and satisfaction of customary closing conditions.  Immediately after the merger is completed, Bank of Alameda, a California banking corporation, is to merge with and into Bank of Marin, a California banking corporation, with Bank of Marin being the surviving entity.

In the merger of NorCal into BMRC, all of the outstanding shares of NorCal common stock will be cancelled, and shareholders of NorCal will elect to receive either 0.07716 shares of BMRC common stock (subject to adjustment as stated below), $3.01 in cash, or a combination for each share of NorCal common stock they own, subject to the limitation that the overall mix of consideration paid by BMRC is approximately 50% BMRC common stock and 50% cash.  The number of shares of BMRC common stock to be issued to NorCal shareholders is based on the fixed exchange ratio of 0.07716, provided that BMRC's common stock price remains between $35.11 and $42.91 as measured by the 15-day volume-weighted average price prior to closing of the transaction. To the extent the volume-weighted average closing price of BMRC common stock is outside this price range, then the exchange ratio will adjust as set forth in the merger agreement. The transaction is expected to qualify as a tax-free exchange for shareholders of NorCal who receive BMRC common stock.

The merger agreement contains various customary representations, warranties and covenants by BMRC and NorCal.  NorCal agreed to conduct its business in the ordinary course and forbear from taking certain actions while the acquisition is pending.  In addition, NorCal agreed that it will not initiate, solicit or encourage proposals for an alternative business combination transaction or, subject to certain exceptions, enter into discussions or furnish information in connection with any proposals for alternative business combination transactions.

At the effective time of the merger, outstanding NorCal stock options will be cashed out at the difference between the respective award's exercise price and $3.01 per share.

The merger will not be completed unless a number of customary closing conditions are met, including, among others, approval of the merger by NorCal shareholders, the registration of the offering of the BMRC common stock to the NorCal shareholders under the Securities Act of 1933, as amended, the approval for quotation of such stock on the Nasdaq Global Market, receipt of required regulatory and other approvals and the expiration of applicable statutory waiting periods, the accuracy of specified representations and warranties of each party, receipt by BMRC of a tax opinion confirming certain tax aspects of the acquisition, NorCal meeting certain financial measures shortly prior to closing, and the absence of any injunctions or other legal restraints.

The merger agreement contains termination rights which may be exercised by BMRC or NorCal in specific circumstances, such as the following: a required regulatory approval has been denied by final, non-appealable action of a governmental entity; the parties are unable to complete the merger by March

31, 2014; the other party has committed a breach of a representation, warranty or covenant and the breach is not or cannot be cured within 30 days; or NorCal's shareholders fail to approve the merger.  In addition, NorCal may terminate the merger agreement to enter into an alternative business combination transaction pursuant to a “superior proposal,” as defined by the merger agreement. Further, if during a specified period prior to the closing of the merger, the volume-weighted average closing price of BMRC common stock has declined to less than $33.16 and BMRC common stock underperforms a specified peer group index by more than 15%, then NorCal can terminate the merger agreement. To avoid a termination of the Agreement under these circumstances, BMRC can elect to adjust the exchange ratio such that is calculated by dividing $2.71 by the volume-weighted average closing price of BMRC common stock. If, during a specified period prior to the closing of the merger, the volume-weighted average closing price of BMRC common stock has increased to more than $46.81 and BMRC common stock outperforms a specified peer group index by more than 15%, then BMRC can elect to terminate the merger agreement. To avoid a termination of the merger agreement under these circumstances, NorCal can elect to adjust the exchange ratio such that it is calculated by dividing $3.45 by the volume weighted average price of BMRC common stock.  If the merger agreement is terminated under certain circumstances, NorCal has agreed to pay BMRC a termination fee of $970,000.

In connection with the merger agreement, each of the persons currently serving as a director of NorCal entered into a voting agreement with BMRC in which he agreed, among other things, to vote his shares of NorCal common stock in favor of the merger. Additionally, certain officers of NorCal entered into a non-solicitation agreement or letter agreement benefitting BMRC as a condition to BMRC entering into the merger agreement.

The foregoing summary of the merger agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement and Plan of Merger, which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the merger agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the representations and warranties in the merger agreement (i) will not survive consummation of the merger, unless otherwise specified therein, and cannot be the basis for any claims under the merger agreement by the other party after termination of the merger agreement, except as the result of a willful breach, and (ii) were made only as of the date of the merger agreement or such other date as is specified in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in the parties' public disclosures. Accordingly, the merger agreement is included with this filing only to provide investors with information regarding the terms of the merger agreement, and not to provide investors with any other factual information regarding BMRC, NorCal, or their respective affiliates or their respective businesses. The merger agreement should not be read alone, but should instead be read in conjunction with the other information regarding BMRC or NorCal, their respective affiliates or their respective businesses, the merger agreement and the merger that will be contained in, or incorporated by reference into, the registration statement on Form S-4 of BMRC that will include a proxy statement of NorCal and a prospectus of BMRC, as well as in the Forms 10-K, Forms 10-Q and other filings that BMRC makes with the Securities and Exchange Commission (the “SEC”).

Additional Information about the Acquisition and where to Find It
In connection with the proposed acquisition, BMRC will file with the SEC a registration statement on Form S-4 to register the shares of BMRC common stock to be issued to the shareholders of NorCal. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of NorCal seeking their approval of the acquisition and related matters. In addition, BMRC may file other relevant documents concerning the proposed acquisition with the SEC.

Shareholders of NorCal are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about BMRC, NorCal and the proposed transaction. Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Bank of Marin Bancorp, 504 Redwood Blvd, Suite 100, Novato CA, 94947 , Attention: Investor Relations (telephone: (415) 763-4523 ), or by accessing Bank of Marin's website at www.bankofmarin.com under “Investor Relations.” The information on Bank of Marin's website is not, and shall not be deemed to be, a part of this filing or incorporated into other filings it makes with the SEC.

Participants in the Solicitation
BMRC and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NorCal in connection with the acquisition. Information about the directors and executive officers of BMRC is set forth in the proxy statement for BMRC's 2013 annual meeting of shareholders filed with the SEC on April 11, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this release and are based on current expectations and involve a number of assumptions. These include statements as to the anticipated benefits of the acquisition, including future financial and operating results, cost savings and enhanced revenues that may be realized from the acquisition as well as other statements of expectations regarding the acquisition and any other statements regarding future results or expectations. Each of BMRC and NorCal intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The companies' respective abilities to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material effect on the operations and future prospects of each of BMRC and NorCal and the resulting company, include but are not limited to: (1) the businesses of BMRC and NorCal may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the acquisition may not be fully realized or realized within the expected time frame; (3) revenues following the merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the acquisition; (5) the ability to obtain required regulatory and shareholder approvals, and the ability to complete the acquisition on the expected timeframe may be more difficult, time-consuming or costly than expected; (6) changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve; the quality and composition of the loan and securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the companies' respective market areas; their implementation of new technologies; their ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines, and (7) other risk factors detailed from time to time in filings made by BMRC with the SEC. BMRC and NorCal undertake no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed herewith:

Exhibit No.    Description

2.1    Agreement and Plan of Merger dated July 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 5, 2013	BANK OF MARIN BANCORP
		By:	/s/ Megan Garner
Megan Garner
Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated July 1, 2013.